Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 28, 2019, with respect to the consolidated financial statements of Explorer Pipeline Company included in the Current Report of Shell Midstream Partners, L.P. on Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statements of Shell Midstream Partners, L.P. on Forms S-3 (File No. 333-228146 and File No. 333-228144).

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma
June 27, 2019